UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
June 29, 2009
SPARTECH CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-5911	43-0761773
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
120 S. Central Avenue, Suite 1700
Clayton, Missouri 63105
(Address of principal executive offices) (Zip Code)
(314) 721-4242
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

SPARTECH CORPORATION
FORM 8-K
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 29, 2009, Mr. Michael G. Marcely, age 41, was promoted to Senior Vice President of Planning and Controller. Mr. Marcely will serve as the Principal Accounting Officer and lead all financial accounting, reporting, and planning and analysis efforts. Previously, Mr. Marcely has held the following positions with the Company: Vice President of Financial Planning and Analysis (April 2008 to June 2009), Vice President and Corporate Controller (July 2004 to April 2008), Assistant Secretary (since June 2005) and Director of Internal Audit (January 2003 to July 2004).
Mr. Randy Martin previously served as the Company’s Principal Accounting Officer and remains the Company’s Executive Vice President of Corporate Development and Chief Financial Officer. Mr. Martin also serves as the Company’s Principal Financial Officer.
Item 7.01 Regulation FD Disclosure
On June 29, 2009, the Company issued a press release announcing Mr. Marcely’s promotion. A copy of the press release is furnished with this report as Exhibit 99.1 and incorporated by reference.
The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
99.1	Press release of Spartech Corporation dated June 29, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTECH CORPORATION
Date July 2, 2009	By	/s/ Randy C. Martin
Randy C. Martin
Executive Vice President Corporate Development and Chief Financial Officer Spartech Corporation